Exhibit 32.1


                            CERTIFICATION

I, Helena R. Santos, as Chief Executive Officer and Chief Financial Officer of Scientific Industries, Inc. (the "Company"), certify that:

1.  I have reviewed this Annual Report on Form 10-KSB of the
Company for the year ended      June 30, 2004 (the "Annual Report");

2.  Based on my knowledge, the Annual Report does not contain any
untrue statement of a     material fact or omit to state a material
fact necessary to make the statements made, in       light of the
circumstances under which such statements were made, not misleading
with       respect to the period covered by the Annual Report; and

3.  Based on my knowledge, the financial statements, and other
financial information       included in the Annual Report, fairly
present in all material respects the financial       condition,
results of operations and cash flows of the Company as of, and for,
the       periods presented in the Annual Report.

[Items 4, 5, and 6 omitted pursuant to the transition provisions of Release No. 34-46427.]

Date:  September 27, 2004

/s/ Helena R. Santos
_________________
Helena R. Santos
Chief Executive Officer and Chief Financial Officer